Exhibit 99.1
Wright Express Completes New Credit Facility
SOUTH PORTLAND, Maine, May 26, 2011 (BUSINESS WIRE) — Wright Express Corporation (NYSE: WXS), a leading provider of value-based payment processing and information management solutions, announced today that it has secured a new five year credit facility.
The new credit agreement consists of a $200 million term loan facility and $700 million multi-currency revolving credit facility. Proceeds will be used to refinance existing indebtedness and for other corporate purposes including ongoing working capital needs, capital expenditures and growth opportunities. The initial funding rate on the facility is LIBOR plus 175 basis points and will fluctuate based on the Company’s leverage ratio.
Steve Elder, Chief Financial Officer of Wright Express commented, “This new facility substantially improves the flexibility of our capital structure, allowing us to further execute on our growth strategy, both organically and through acquisitions. In addition, the multi-currency borrowing capability provides us with the ability to leverage both domestic and international opportunities.”
About Wright Express
Wright Express (NYSE:WXS) is a leading provider of value-based, business payment processing and information management solutions. The Company’s fleet, corporate, and prepaid payment solutions provide its more than 350,000 customers with unparalleled security and control across a wide spectrum of business sectors. The Company’s subsidiaries include Wright Express Financial Services, Pacific Pride and Wright Express International, including Wright Express Prepaid Cards Australia and Wright Express Fuel Cards Australia. Wright Express and its subsidiaries employ more than 870 associates in six countries. For more information about Wright Express, please visit wrightexpress.com.
Forward Looking Statement
This press release contains forward-looking statements, including statements regarding: improvements to the flexibility of the Company’s capital structure; and, effect of the credit facility on the Company’s ability to execute on its growth strategy and leverage both domestic and international opportunities. Forward-looking statements can be identified by the use of words such as “expects,” “may,” “anticipates,” “intends,” “would,” “will,” “plans,” “believes,” “estimates,” “should,” and similar words and expressions. These forward-looking statements include a number of risks and uncertainties that could cause actual results to differ materially, including: the impact of interest rates and foreign exchange rates on the Company’s operations and capital structure; the Company’s failure to successfully integrate the businesses it has acquired; the failure to successfully expand business internationally; fuel price volatility; the impact of foreign exchange rates on the Company’s operations, revenue and income; the Company’s failure to maintain or renew key agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; the actions of regulatory bodies, including bank and securities regulators, or possible changes in banking and derivatives regulations impacting the

Company’s industrial loan bank and the Company as the corporate parent; the uncertainties of litigation; the effects of general economics on fueling patterns and the commercial activity of fleets, as well as other risks and uncertainties identified in Item 1A of the Company’s Annual Report for the year ended December 31, 2010, filed on Form 10-K with the Securities and Exchange Commission on February 28, 2011 and the Company’s subsequent periodic and current reports. The Company’s forward-looking statements and these factors do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.
SOURCE: Wright Express Corporation
Wright Express
News media contact:
Jessica Roy, 207-523-6763
Jessica_Roy@wrightexpress.com
or
Investor contact:
Wright Express
Steve Elder, 207-523-7769
Steve_Elder@wrightexpress.com